EXHIBIT 23.0

                          Independent Auditors' Consent

The Board of Directors
New York Community Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statement (Nos. 333-32881, 333-51998, and 333-66366) on Form S-8 of New York Community Bancorp, Inc. of our report dated January 23, 2002, relating to the consolidated statements of condition of New York Community Bancorp, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report and is incorporated by reference on Form 10-K of New York Community Bancorp, Inc. Our report refers to changes, in 2001, in New York Community Bancorp, Inc.'s methods of accounting for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.


New York, New York
April 1, 2002